Exhibit 10.38

BASIN WATER, INC.

SECOND AMENDED AND RESTATED

DIRECTOR COMPENSATION POLICY

Non-employee members of the board of directors (the “Board”) of Basin Water, Inc. (the “Company”) shall be eligible to receive cash and equity compensation effective as of May 6, 2008 (the “Effective Date”) as set forth in this Amended and Restated Director Compensation Policy (“Director Compensation Policy”). The cash compensation and equity awards described in this Director Compensation Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each non-employee director who may be eligible to receive such cash compensation or equity awards unless such non-employee director declines the receipt of such cash compensation or equity awards by notice to the Company. This Director Compensation Policy shall remain in effect until it is revised or rescinded by further action of the Board.

1. Cash Compensation.

(a) Non-Executive Chairman of the Board Retainer. The Chairman of the Board who shall not be an executive officer or employee of the Company (the “Chairman of the Board”) shall be eligible to receive an annual retainer for service on the Board as determined by the Board from time to time.

(b) General Board Retainer. Each non-employee director other than the Chairman of the Board shall be eligible to receive an annual retainer of $24,000 for service on the Board.

(c) Audit Committee Chair Retainer. Each non-employee director who serves as chair of the Audit Committee of the Board shall be eligible to receive an additional annual retainer of $7,500 for such service.

(d) Compensation Committee Chair Retainer. Each non-employee director who serves as chair of the Compensation Committee of the Board shall be eligible to receive an additional annual retainer of $5,000 for such service.

(e) Nominating and Governance Committee Chair Retainer. Each non-employee director who serves as chair of the Nominating and Governance Committee of the Board shall be eligible to receive an additional annual retainer of $5,000 for such service.

(f) Meeting Stipends. Each non-employee director, including the Chairman of the Board, shall be eligible to receive an additional stipend of $2,000 for each Board meeting attended in-person or $1,000 for each Board meeting attended by telephone ($1,500 if such telephonic meeting lasts more than three hours). Each non-employee director other than the Chairman of the Board (to the extent that the Chairman of the Board is not a member of any committees) shall be eligible to receive an additional stipend of $1,250 for each committee meeting attended in person or $750 for each committee meeting attended by telephone ($1,000 if such telephonic meeting lasts more than three hours). Non-employee directors shall not be eligible for any stipend for attending meetings of committees of which they are not members, unless attendance at such meeting is otherwise requested by the Company, the chair of the Committee or the Chairman of the Board.

(g) Special Projects. Each non-employee director working on special projects that are approved by the Board shall be eligible to receive an additional stipend of $1,000 per day for such services.

(h) Expense Reimbursements. The Company shall reimburse non-employee directors for reasonable expenses incurred to attend meetings of the Board or its committees.

(i) Travel Allowance and Expenses. Non-employee directors shall be paid $500 for each day of travel ($750 if the travel time exceeds 3 hours) in connection with attendance at a Board or committee meeting. Any travel expenses shall be reimbursed in accordance with the Company’s standard travel policy.

2. Equity Compensation. The stock options described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2006 Equity Incentive Award Plan (the “2006 Plan”), as amended from time to time, and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the same forms approved by the Board, setting forth the vesting schedule applicable to such awards and such other terms as may be required by the 2006 Plan.

(a) Annual Awards. On the date of each annual meeting of the Company’s stockholders on or after the Effective Date, a person who is a non-employee director automatically shall be granted a non-qualified stock option and restricted stock as follows:

(i) On the first annual meeting of the Company’s stockholders that takes place after the Effective Date, (A) an option to purchase that number of shares of Company common stock (subject to adjustment as provided in the 2006 Plan) as is equal to the quotient of (x) the Option Multiple times the Initial Cash Compensation divided by (y) the fair market value of a share of common stock on the date of grant (as determined under the 2006 Plan, the “Fair Market Value”) and (B) a restricted stock award of that number of shares of common stock as is equal to the quotient of (x) the Restricted Stock Multiple times the Initial Cash Compensation divided by (y) the Fair Market Value.

(ii) On each subsequent annual meeting of the Company’s stockholders, with respect to any non-employee director that was not a director as of the date of the prior year’s annual meeting of the Company’s stockholders, (A) an option to purchase that number of shares of Company common stock (subject to adjustment as provided in the 2006 Plan) as is equal to the quotient of (x) Option Multiple times the Initial Cash Compensation divided by (y) the Fair Market Value and (B) a restricted stock award of that number of shares of common stock as is equal to the quotient of (x) the Restricted Stock Multiple times the Initial Cash Compensation divided by (y) the Fair Market Value.

(iii) On each subsequent annual meeting of the Company’s stockholders, with respect to any non-employee director that was a director as of the date of the prior year’s annual meeting of the Company’s stockholders, (A) an option to purchase that number of shares of Company common stock (subject to adjustment as provided in the 2006 Plan) as is equal to the quotient of (x) Option Multiple times the Prior Year Cash Compensation divided by (y) the Fair Market Value and (B) a restricted stock award of that number of shares of common stock as is equal to the quotient of (x) the Restricted Stock Multiple times the Prior Year Cash Compensation divided by (y) the Fair Market Value.

For purposes of this Section 2(a):

“Initial Cash Compensation” shall mean the sum of (a) the General Board Retainer to be paid to such non-employee director in accordance with Section 1(a) in the year of determination plus (b) all retainers to be received in such year, if any, pursuant to Sections 1(b), 1(c) and 1(d) for such non-employee director’s service as chair of the Audit Committee, Compensation Committee and/or Nominating and Governance Committee in the year of determination.

“Prior Year Cash Compensation” shall mean, for any year in which the determination is made, the total cash compensation earned by a non-employee director in the prior fiscal year pursuant to Sections 1(a) through 1(f) of this Director Compensation Policy.

“Option Multiple” shall be a number determined by the Board on an annual basis at or around the time of the annual meeting of the Company’s stockholders and shall be in effect until the end of the fiscal year. The Option Multiple for 2008 shall be 2.0.

“Restricted Stock Multiple” shall be a number determined by the Board on an annual basis at or around the time of the annual meeting of the Company’s stockholders and shall be in effect until the end of the fiscal year. The Restricted Stock Multiple for 2008 shall be 1.5.

(b) Terms of Awards Granted to Independent Directors.

(i) Exercise Price of Options. The per share price of each option granted to a non-employee director shall equal 100% of the fair market value of a share of common stock on the date the option is granted (as determined under the 2006 Plan).

(ii) Price of Restricted Stock. The per share price of each share of restricted stock granted to a non-employee director shall equal $0.001 per share.

(iii) Vesting.

(A) Options granted to non-employee directors shall become 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the Board through such date. No portion of an option which is unexercisable at the time of a non-employee director’s termination of membership on the Board shall thereafter become exercisable.

(B) Restricted stock granted to non-employee directors shall become 100% vested on the first anniversary of the date of grant, subject to a director’s continuing service on the Board through such date. No portion of a restricted stock grant which is restricted at the time of a non-employee director’s termination of membership on the Board shall thereafter become unrestricted.

(iv) Term. The term of each option and restricted stock award granted to a non-employee director shall be ten years from the date the option is granted.

(v) Accelerated Vesting. In the event of a Change in Control (as defined in the 2006 Plan) while a non-employee director is still serving as a member of the Board, or in the event of a non-employee director’s Termination of Directorship (as defined in the 2006 Plan) by reason of his or her death or Disability, all options and restricted stock granted to a non-employee director pursuant to this Director Compensation Policy shall become fully exercisable immediately prior to such Change in Control or Termination of Directorship, as applicable.